Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post-Effective Amendment No. 1 to Form S-4 Registration Statement on Form S-3 of Mission West Properties, Inc., formerly Mission West Properties, of our report dated February 11, 1997, except as to the 1 for 30 reverse stock split discussed in Note 1, which is as of November 10, 1997, appearing on page F-3 of Mission West Properties' Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


San Diego, California                        /S/ PricewaterhouseCoopers LLP
February 10, 1999                             -------------------------------